Exhibit 99.1

Annual Statement for Collegiate Funding Services Education Loan Trust 2003-B

Student Loan Asset-Backed Notes, Series 2003-B

For the period ended December 31, 2003

The information shown below has not been independently verified, however, it is believed to be accurate to the best of the issuer’s knowledge.

(a)	The amount of principal payments made with respect to each class of Notes during the fiscal year ended December 31, 2003;

Class	Principal Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$0.00
A-6	$0.00
A-7	$0.00
B-1	$0.00
B-2	$0.00

(b)	The amount of interest payments made with respect to each class of Notes during the fiscal year ended December 31, 2003;

Class	Interest Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$0.00
A-6	$0.00
A-7	$0.00
B-1	$0.00
B-2	$0.00

(c)	The amount of payments allocable to any Note Holders’ Auction Rate Interest Carryover (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof:

Interest Carryover
Auction Rate Notes	$0.00

(d)	The aggregate principal balance of the Financed Eligible Loans as of December 31, 2003;

Principal Balance of Financed Eligible Loans	$982,124,927.51

(e)	The aggregate outstanding amount of the Notes of each class as of December 31, 2003, after giving effect to payments allocated to principal reported under clause (a) above;

Class	Principal Outstanding
A-1	$249,000,000.00
A-2	$250,000,000.00
A-3	$97,000,000.00
A-4	$97,000,000.00
A-5	$97,000,000.00
A-6	$97,000,000.00
A-7	$97,000,000.00
B-1	$26,000,000.00
B-2	$26,000,000.00

Total	$1,036,000,000.00

(f)	The interest rate for the applicable Class of Notes with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction Rate (for each class of Auction Rate Notes only) as of December 31, 2003;

Calculation Method (Actual Method in Bold)
Class	Net Loan Rate	Auction Rate
A-3	N/A	N/A
A-4	N/A	N/A
A-5	N/A	N/A
A-6	N/A	N/A
A-7	N/A	N/A
B-1	N/A	N/A
B-2	N/A	N/A

The interest rate on the Class A-1 and Class A-2 LIBOR Notes as of December 31, 2003 was 1.292% and 1.452%, respectively. The rate is based on 3-month LIBOR plus 0.10% and 3-month LIBOR plus 0.26%, respectively for Class A-1 and Class A-2.

(g)	The amount of the Servicing Fees paid by the Trust during the fiscal year ended December 31, 2003;

Servicing Fees	$77,332.20

(h)	The amount of the Administration Fee, Broker/Dealer Fee, Auction Agent Fee and Trustee Fee paid by the Trust during the fiscal year ended December 31, 2003;

Administration Fee	$0.00
Broker/Dealer Fee	$0.00
Auction Agent Fee	$0.00
Trustee Fee	$10,000.00

(i)	The amount of Net Losses, if any, during the fiscal year ended December 31, 2003 and any recoveries of principal and interest received during the fiscal year ended December 31, 2003 relating to Financed Student Loans for which Net Losses were previously allocated;

Net Losses	$0.00
Recoveries	$0.00

(j)	The amount of the initial payments attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during the fiscal year ended December 31, 2003 and the balance of the Reserve Fund as of December 31, 2003;

	Initial Payments	Withdrawals	Balance
Reserve Fund	$7,504,775.00	$0.00	$7,504,775.00

(k)	The portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

The portion of payments attributable to the Acquisition Fund	$0.00

(l)	The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Acquisition Account during the fiscal year ended December 31, 2003;

	Principal	Interest	Premium	Total
Loan Acquisitions	$218,205,971.35	$0.00	$5,453,674.08	$223,659,645.43

(m)	The amount remaining in the Acquisition Account during the fiscal year ended December 31, 2003 that was not used to acquire Financed Eligible Student Loans and was transferred to the Collection Fund;

Transfers from Acquisition Fund to Collection Fund	$0.00

(n)	The aggregate amount, if any, paid for Eligible Financed Student Loans purchased from the Trust during the fiscal year ended December 31, 2003;

Loans sold from the Trust (principal, interest and premium)	$125,344.23

(o)	The number and principal amount of Financed Eligible Student Loans, as of December 31, 2003, that are delinquent or for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment;

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding
31-60 Days	688	$15,843,242.41	1.61%
61-90 Days	338	6,274,363.17	0.64%
Claims Pending	19	430,100.91	0.04%
Claims Filed	2	13,959.27	0.00%

(p)	The total value of the Trust and outstanding principal amount of the Notes as of December 31, 2003;

Assets
Cash & Cash Equivalents	$16,236,815.60
Student Loan Receivables	$982,124,927.51
Reserves	$7,504,775.00
Accrued Interest Receivable	$3,706,504.93
Other Assets	$2,901,592.53

Total Assets	$1,012,474,615.57

Liabilities
Notes Payable
Class A-1	$249,000,000.00
Class A-2	$250,000,000.00
Class A-3	$97,000,000.00
Class A-4	$97,000,000.00
Class A-5	$97,000,000.00
Class A-6	$97,000,000.00
Class A-7	$97,000,000.00
Class B-1	$26,000,000.00
Class B-2	$26,000,000.00

Total Notes Outstanding	$1,036,000,000.00

Other Liabilities	$3,474,529.78

Total Liabilities	$1,039,474,529.78

Parity Ratio (Senior Notes Only)	102.47%
Parity Ratio (All Notes)	97.32%
Parity Ratio (All Liabilities)	97.00%

(q)	The number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment as of December 31, 2003;

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding
Rejected Claims	N/A	N/A	N/A
Loans in Forbearance	1,122	$32,700,200.92	3.33%
Loans in Deferment	1,705	$48,281,558.08	4.92%

A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Indenture Trustee, addressed to its Corporate Trust Office.